SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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PATRIOT NATIONAL BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PATRIOT NATIONAL BANCORP, INC.
900 Bedford Street
Stamford, Connecticut 06901

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

To Be Held on June 20, 2001

                 Notice is hereby given that the Annual Meeting of Shareholders of Patriot National Bancorp, Inc. ("Bancorp") will be held at The Hyatt Regency, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870 at 9:00 A.M. on Wednesday, June 20, 2001 for the following purposes:

                 (1)      To elect eleven directors for the ensuing year;

                 (2)      To consider and act upon a proposal to ratify the appointment of McGladrey & Pullen, LLP as independent accountants for the year ending December 31, 2001; and

                 (3)      To transact such other business as may be properly brought before the Annual Meeting.

                 The close of business on April 26, 2001 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

                 Whether or not you expect to be present at the meeting, please mark, date, sign and return the enclosed form of proxy in the stamped and addressed envelope provided. No postage is required. If you desire to vote your shares in person at the meeting, your proxy will not be voted.

By Order of the Board of Directors

Angelo De Caro
President & Chief Executive Officer

Stamford, Connecticut
April 30, 2001

PATRIOT NATIONAL BANCORP, INC.
900 Bedford Street
Stamford, Connecticut 06901

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 20, 2001

INTRODUCTION

                 This Proxy Statement (this "Proxy Statement") is being furnished in connection with the solicitation by the Board of Directors of Patriot National Bancorp, Inc. ("Bancorp") of proxies from holders of Bancorp's Common Stock, $2.00 par value ("Common Stock"), to be voted at the Annual Meeting of Shareholders to be held on June 20, 2001 and at any adjournments thereof. The time and place of the Annual Meeting, as well as the purposes therefor, are set forth in the accompanying Notice of Annual Meeting. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent or given to shareholders is May 7, 2001. In addition to solicitation by mail, directors, officers and certain management employees of Bancorp or its subsidiary, Patriot National Bank (the "Bank"), may solicit by telephone or in person the return of signed proxies from shareholders without additional remuneration therefor.

                 Any proxy given by a shareholder may be revoked at any time before its exercise, and any shareholder who executes and returns a proxy and who attends the Annual Meeting may withdraw the proxy at any time before it is voted and vote his or her shares in person. A proxy may be revoked by giving notice to the Secretary of Bancorp in writing (at Bancorp's address indicated above) or in open meeting prior to the taking of a vote.

                 Unless so revoked, the proxy will be voted at the Annual Meeting, and unless authorization to vote for the election of directors or for any particular nominee is withheld, the shares represented by such proxy will be voted FOR the nominees set forth in this Proxy Statement with the votes cumulated as determined by the proxy holders. If authorization to vote for any nominee or nominees is withheld in a proxy, the votes of the shares represented thereby will be distributed among the remaining nominees in the manner determined by the persons named in the proxy, unless contrary instructions are given. Proxies containing instructions on Proposal 2 (the ratification of the appointment of McGladrey & Pullen, LLP as independent accountants for 2001) will be voted in accordance with such instructions. If no instructions are contained on Proposal 2, proxies will be voted FOR the proposal. Other than for elections of directors where the holders of the Common Stock have cumulative voting or as otherwise required by law or regulation, the By-laws of Bancorp provides that all matters requiring shareholder action must be approved by shareholders by a majority of the votes cast. Under the By-laws of Bancorp, approval of Proposal 2 requires the affirmative vote of a majority of the votes cast at the Annual Meeting. An abstention or a broker non-vote will be counted for purposes of determining whether a quorum is present but will not be counted as votes cast

VOTING SECURITIES AND PRINCIPAL HOLDERS

                 The record date for determining shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof has been set as April 26, 2001 (the "Record Date"). As of the Record Date, there were 2,400,375 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote multiplied by the number of directors to be elected with respect to the election of directors and to one vote on each other matter submitted to the Annual Meeting.

                 Other than Angelo De Caro who is the President and Chief Executive Officer and a director of Bancorp and Fred DeCaro, Jr. who is Chairman of the Board, Executive Vice President and a director of Bancorp, there is no person who, to the knowledge of Bancorp's Board of Directors, owns beneficially more than 5% of the outstanding Common Stock. Information as to the number of shares of Common Stock owned by each director of Bancorp and by each nominee for election as a director of Bancorp is set forth below under "ELECTION OF DIRECTORS."

                 To the knowledge of Bancorp, no arrangement exists the operation of which might result in a change in control of Bancorp. However, Angelo De Caro has received authority from the Federal Reserve Bank of New York to acquire up to 35% of the Common Stock.

PROPOSAL 1.
ELECTION OF DIRECTORS

Nominees

                 The number of directors to be elected at the Annual Meeting has been set at eleven by action of the Board of Directors in accordance with the Certificate of Incorporation and the By-laws of Bancorp. The directors are elected annually by the shareholders by ballot. With respect to the election of directors, the holders of Common Stock have cumulative voting. Cumulative voting means that each share of Common Stock is entitled to one vote multiplied by the number of directors to be elected. Such votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. In the event a shareholder submitting a proxy does not specify how the votes attributable to the shares represented thereby are to be distributed, the persons named in the proxy will determine how such votes are to be distributed among the candidates. The nominees receiving the largest number of votes will be elected. Each director holds office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualifies (or until his or her earlier resignation, death or removal). Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. Each of the nominees is currently a director of Bancorp. Each of the directors also serves as a director of the Bank.

                 The persons named in the form of proxy to represent shareholders at the Annual Meeting are Herbert A. Bregman, L. Morris Glucksman and Richard Naclerio and each of them. It is the intention of the persons named in the proxy to vote FOR the election of the nominees named herein unless authority to vote is withheld with respect to one or more nominees. In the event that any nominee for director should become unavailable for election for any reason, the persons named in the proxy will consult with Bancorp's management and use their discretion in deciding whether and how to vote the shares represented by such proxies.

                 The names of the nominees for election as directors are set forth below, together with their principal occupations and employment, directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act and any company registered as an investment company under the Investment Company Act of 1940, directorships in other companies, ages, lengths of service as directors and the number and percentage of shares of Common Stock beneficially owned by each as of April 26, 2001, based on information furnished by the nominees. Each of the directors became a director of Bancorp upon its acquisition of the Bank in 1999 other than Charles F. Howell who became a director in 2000 and Paul C. Settelmeyer who served as a director of Bancorp from 1999 until his term expired in June 2000. Mr. Settelmeyer was re-elected to the board of directors of Bancorp and the Bank in April 2001. Service as a director for purposes of this presentation includes the period of service as a director of the Bank prior to Bancorp's acquisition of the Bank. Each of the persons named below has a business address c/o Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901. There is no arrangement or understanding between any director and any other person or persons pursuant to which such director was or is to be selected as a director or nominee. There is no family relationship between any director and any executive officer of Bancorp or the Bank.

                 Each of the nominees has held the principal occupation listed for the past five years, with the exception of Mr. Angelo De Caro, Mr. Fred DeCaro, Jr., Mr. Howell and Mr. Wolford.

Name	Age	Position and Offices With Bancorp Presently Held and Principal Occupations and Employment	Director Since	Shares Beneficially Owned and Percent of Class(1)

Herbert A. Bregman...........	71	Director of Bancorp and the Bank; practicing Certified Public Accountant and manager of Bregman and Company, P.C., Stamford, Connecticut.	1993	18,088(2) 0.75%
Angelo De Caro............	58	Director of Bancorp and the Bank; President and Chief Executive Officer of Bancorp since its organization in December 1999; Chairman of the Board of Directors of the Bank since September 2000; Chief Executive Officer of the Bank from June 1999 until October 2000; private investor from 1996 to present; former Partner of Goldman, Sachs & Co. from 1979 to 1996.	1998	608,421 25.35%
Fred A. DeCaro, Jr..............	58	Director of Bancorp and the Bank; Chairman of the Board of Directors and Executive Vice President of Bancorp since its organization in December 1999; Secretary of Bancorp from December 1999 until June 2000; Chairman of the Board of Directors of the Bank from its organization until September 2000; Executive Vice President of the Bank since March, 1996.	1993	99,239(3) 4.08%
John A. Geoghegan............	59	Director of Bancorp and the Bank; practicing attorney in Rye, New York; former Director of Barclays Bank, N.A. for over eighteen years.	1998	5,917 0.25%
L. Morris Glucksman.........	53	Director of Bancorp and the Bank; practicing attorney in Stamford, Connecticut.	1993	59,424(4) 2.46%
Charles F. Howell.............	51	Director of Bancorp and the Bank; Vice Chairman of Bancorp and President and Chief Executive Officer of the Bank since October 2000; Director and President of Summit Bank Connecticut from 1998 to 2000; Executive Vice President, Chief Operating Officer and Director of NSS Bank from 1994 to 1998 and NSS Bancorp from the date of formation in 1997 until 1998.	2000	10,000 0.42%
Michael Intrieri..................	57	Director of Bancorp and the Bank; facilitator in Stamford, Connecticut Public School System; Ed. D. in education and counseling; real estate broker.	1993	39,323(5) 1.63%
Richard Naclerio................	69	Director of Bancorp and the Bank; real estate developer; retired Chairman of RAN Consulting Corporation; private investor.	1995	65,471(6) 2.71%

Name	Age	Position and Offices With Bancorp Presently Held and Principal Occupations and Employment	Director Since	Shares Beneficially Owned and Percent of Class(1)

Paul C. Settelmeyer.............	56	Director of Bancorp and the Bank; Director of Bancorp from December 1999 to June 2000; Director of Bank from 1998 until June 2000; financial consultant working with banks, mortgage companies and other financial institutions.	2001	14,800 0.62%
Salvatore Trovato...............	61	Vice Chairman of the Board of Directors of Bancorp and the Bank; President of Trocom Construction, Inc., a construction company specializing in bridges, tunnels and municipal construction projects; director of Cyclone Fence, Inc.	1995	118,658(7) 4.89%
Philip W. Wolford.............	53	Director of Bancorp and the Bank; Chief Operating Officer and Secretary of Bancorp and the Bank since June 2000; President of Bancorp from December 1999 until June 2000; President of the Bank from September, 1994 until June 2000.	1994	19,468(8) 0.81%
_________________________
(1)

A "beneficial owner" of a security for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, includes any person who, directly or indirectly, has or shares voting power and/or investment power, although not necessarily the economic benefit, with respect to that security. In addition, a person is deemed to be the beneficial owner of a security which such person has the right to acquire within 60 days upon exercise of an option or warrant.

(2)	Includes 6,000 and 1,666 shares which Mr. Bregman has the right to acquire within 60 days upon exercise of options and warrants, respectively.

(3)

Includes 573 shares held in Mr. DeCaro's IRA account and 11,667 shares held in joint tenancy with Frances DeCaro, Mr. DeCaro's wife; also includes 34,000 shares which Mr. DeCaro has the right to acquire within 60 days upon exercise of options.

(4)

Includes 3,200 shares held by Mr. Glucksman as Trustee for Roslyn Glucksman, Mr. Glucksman's wife; 5,500 shares held by Mr. Glucksman as Trustee for Rayna Glucksman, Mr. Glucksman's daughter; 5,500 shares held by Mr. Glucksman as Trustee for Janna Glucksman, Mr. Glucksman's daughter; 10,800 shares held as Trustee for other than immediate family members; also includes 16,000 and 2,666 shares which Mr. Glucksman has the right to acquire within 60 days upon exercise of options and warrants, respectively.

(5)

Includes 1,800 shares held in joint tenancy with Karen Intrieri, Mr. Intrieri's wife; 600 shares held by Michael J. Intrieri, Mr. Intrieri's son; 600 shares held by Jason Intrieri, Mr. Intrieri's son; 9,000 shares as trustee for the Estate of Kathleen Duffy Intrieri; also includes 10,000 and 2,467 shares which Mr. Intrieri has the right to acquire within 60 days upon exercise of options and warrants, respectively.

(6)	Includes 15,000 shares which Mr. Naclerio has the right to acquire within 60 days upon exercise of options.

(7)	Includes 20,000 and 7,482 shares which Mr. Trovato has the right to acquire within 60 days upon exercise of options and warrants, respectively.

(8)

Includes 84 shares held in joint tenancy with, Regine Vantieghem, Mr. Wolford's wife; 83 shares held in joint tenancy with Jack A. Wolford, Mr. Wolford's father; 83 shares held in joint tenancy with Kathryn Rachel Wolford, Mr. Wolford's mother; includes 9,000 shares which Mr. Wolford has the right to acquire within 60 days upon exercise of options.

                                  The following table provides information concerning the executive officers of Bancorp and the Bank.

Name	Age	Office Currently Held
Angelo De Caro	58	President and Chief Executive Officer of Bancorp and Chairman of the Board of Directors of the Bank
Charles F. Howell	51	Vice Chairman of Bancorp and President and Chief Executive Officer of the Bank
Fred A. DeCaro, Jr.	58	Chairman of the Board and Executive Vice President of Bancorp and Executive Vice President of the Bank
Philip W. Wolford	53	Chief Operating Officer and Secretary of Bancorp and the Bank
Robert F. O'Connell	52	Executive Vice President and Chief Financial Officer of Bancorp and the Bank
Martin G. Noble	51	Executive Vice President of the Bank
Marcus Zavattaro	36	Executive Vice President of the Bank
Todd Brown	37	Executive Vice President of the Bank
John Kantzas	65	Executive Vice President and Cashier of the Bank

                                   Information about the business experience of Mr. A. De Caro, Mr. Howell, Mr. F. DeCaro and Mr. Wolford is set forth above.

                                   Mr. O'Connell became Executive Vice President and Chief Financial Officer of Bancorp and the Bank in 2000. From 1994 to 2000, he was Senior Vice President and Chief Financial Officer of New Canaan Bank and Trust Company or Treasurer/Senior Financial Officer for its successor, Summit Bank, New Canaan, Connecticut.

                                   Mr. Noble has been Executive Vice President and Senior Loan Officer of the Bank since February 1999. From 1996 to 1999, he was Vice President and Manager - Risk Management for Cityscape Corporation, a mortgage banking company, and from 1989 to 1996, he was Senior Vice President and Senior Loan Officer for Bank of Great Neck or Senior Vice President - Underwriter for its successor, North Fork Bank.

                                   Mr. Zavattaro has been an Executive Vice President of the Bank since July 1999. From 1994 to July 1999, he was President of Pinnacle Financial Corp., a mortgage broker.

                                   Mr. Brown has been an Executive Vice President of the Bank since July 1999. From 1994 to July 1999, he was Vice President of Pinnacle Financial Corp., a mortgage broker.

                                   Mr. Kantzas has been Executive Vice President and Cashier of the Bank since 1994.

                                   The number of shares of Common Stock beneficially owned by Mr. A. De Caro, Mr. Howell, Mr. F. DeCaro and Mr. Wolford is set forth above in the table listing the nominees for election as director. Messrs. O'Connell, Noble, Zavattaro, Brown and Kantzas beneficially own 120, 866, 91,011, 60,674 and 1,916 shares of Common Stock, respectively (which includes no shares which can be acquired within 60 days on exercise of options). The directors and executive officers of Bancorp beneficially own an aggregate of 1,213,396 shares of Common Stock (or 48.1%) (including 110,000 and 14,281 shares which could be acquired within 60 days upon exercise of options and warrants, respectively).

Meetings and Committees of the Board

                 During 2000, the Board of Directors of Bancorp met 14 times. All nominees named herein attended at least 75% of the total number of meetings of Bancorp's Board of Directors and of those Board committees on which he served which were held during 2000.

                 The members of the Board of Directors devote time and talent to certain standing and ad hoc committees of Bancorp and the Bank. Among these committees are the Executive Committee, the Nominating Committee, the Audit, Credit Review and Compliance Committee, the Loan Committee and the Personnel Committee, whose members and principal functions are described below.

                 The functions of the Executive Committee include monitoring the implementation by management of policies established by the Board of Directors, and exercising, when the Board of Directors is not in session, all other powers of the Board of Directors that may lawfully be delegated, and reviewing for approval any contracts with third parties authorized by the Board of Directors prior to execution thereof. The members of the Executive Committee are currently Messrs. Bregman, A. De Caro, F. DeCaro, Geoghegan, Howell, Naclerio and Trovato. During 2000, the Executive Committee of Bancorp met 1 time.

                 The functions of the Nominating Committee include recommending qualified candidates for director positions and evaluating the performance of directors. The members of the Nominating Committee are currently Messrs. Bregman, F. DeCaro, Howell, Intrieri and Trovato. The Nominating Committee did not meet in 2000 and its functions were assumed and performed by the full Board of Directors of Bancorp during this period. The Nominating Committee will consider responsible recommendations by shareholders of candidates to be nominated as directors of Bancorp. All such recommendations must be in writing and addressed to the Secretary of Bancorp and must provide the information about the candidate which Bancorp would need to include in any proxy statement for the election of directors as well as the consent of the candidate to being named in the proxy material and to serving if elected. By accepting a shareholder recommendation for consideration, the Nominating Committee does not undertake to adopt or to take any action concerning the recommendation or to give the proponent its reasons for any action or failure to act.

                 The functions of the Audit, Credit Review and Compliance Committee include reviewing and recommending policies regarding internal audit and credit review, establishing and implementing policies to comply with applicable regulations, monitoring compliance with investment policies, auditing at least once each calendar year and within fifteen months of the last audit of the affairs of Bancorp or causing suitable audits to be made by auditors responsible only to the Board of Directors and reporting the result of such audit in writing to the Board of Directors at its next regular meeting thereafter. The members of the Audit, Credit Review and Compliance Committee are currently Messrs. Bregman, Glucksman, Intrieri and Naclerio. During 2000, the Audit, Credit Review and Compliance Committee met 12 times.

                 The functions of the Loan Committee include the discount and purchase of bills, notes and other evidences of debt, buying and selling bills of exchange, examining, reviewing and approving loans and discounts, exercising authority regarding loans and discounts, and exercising, when the Board of Directors is not in session, all other powers of the Board of Directors regarding extensions of credit that may lawfully be delegated. The members of the Loan Committee are currently Messrs. A. De Caro, F. DeCaro, Howell, Intrieri, Naclerio and Wolford. During 2000, the Loan Committee of Bancorp met 36 times.

                 The functions of the Personnel Committee include reviewing and recommending policies with respect to a comprehensive personnel policy, staffing requirements, personnel compensation and benefits issues and performance review of certain identified officer positions. The Personnel Committee also reviews management's implementation of established policies and personnel compliance issues. The members of the Personnel Committee are currently Messrs. A De Caro, F. DeCaro, Geoghegan, Glucksman, Howell, Intrieri and Naclerio. During 2000, the Personnel Committee of Bancorp met 8 times.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                 Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Bancorp's officers and directors, and persons who own more than 10% of Bancorp's Common Stock, to file reports of ownership and changes in ownership of Bancorp's securities with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish Bancorp with copies of all forms they file pursuant to Section 16(a). Based solely upon a review of the copies of the forms furnished to Bancorp, and written representations from certain reporting persons that no Forms 5 were required, Bancorp believes that during 2000, filing requirements under Section 16(a) applicable to the officers and directors of Bancorp were not complied with in a timely manner for the following: one filing by Angelo De Caro relating to four transactions; and one filing by Salvatore Trovato relating to one transaction.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

                 Directors of Bancorp do not receive compensation for service as members of the Board of Directors or committees thereof. However, non-officer directors of the Bank receive a fee of $400 for each meeting of the Board of Directors attended, and $300 for each meeting of a standing committee of the Board of Directors attended.

                 The Bank had adopted a policy whereby members of its Board of Directors who were in office immediately prior to the 1997 Annual Meeting of Shareholders would receive, upon retirement from the Board of Directors prior to reaching the Bank's mandatory retirement age for Board members of 72, or upon other termination of service as a Board member, other than removal for cause, 1,500 restricted shares of Common Stock in equal annual installments of 500 shares over the consecutive three-year period following such retirement; provided that in order to receive such shares such individual must serve on and attend the meetings of the advisory board of the Bank during such three-year period.

                 Individuals who first became directors after the Bank's 1997 Annual Meeting of Shareholders and continue as directors of Bancorp will be entitled to shares of Common Stock upon retirement from the Board of Directors prior to reaching Bancorp's mandatory retirement age for Board members of 72, or upon other termination of service as a Board member, other than removal for cause, in the same amount and on the same terms and conditions set forth above, except that such Board members must serve as Board members for five years prior to being eligible for such shares of Common Stock. Bancorp has assumed the Bank's obligations under these policies and will issue Common Stock in accordance with them.

Cash Compensation of Executive Officers

                 The following table sets forth the aggregate cash compensation for services in all capacities paid by the Bank and Bancorp for the years ended December 31, 2000, 1999 and 1998, to Angelo De Caro, Fred A. DeCaro, Jr., Martin G. Noble, Marcus Zavattaro and Todd Brown (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Annual Compensation	Long Term Compensation

Awards	Payouts

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)

Angelo De Caro, President and Chief Executive Officer of Bancorp and Chairman of the Bank	2000 1999	56,300 20,947		2,899(1)

Fred A. DeCaro, Jr., Executive Vice President of Bancorp and the Bank	2000 1999 1998	150,000 129,485 83,888	25,300 1,000	907(2) 767(2) 9,900(1)		34,000

Martin G. Noble Executive Vice President of the Bank	2000 1999	114,423 92,308	58,803 6,559	31(2)

Marcus Zavattaro Executive Vice President of the Bank	2000 1999	150,000 63,000	13,880 4,615

Todd Brown Executive Vice President of the Bank	2000 1999	150,000 63,000	13,880 5,254	726(2) 64(2)

(1)	Represents compensation for attendance at meetings of the Board of Directors and committees thereof.

(2)	Represents contributions made to Executive's 401(k) account.

Other Remuneration

                 Neither Bancorp nor the Bank afforded any personal benefits for executive officers during 2000 that might be attributable to normal management or executive fringe benefits such as automobiles.

Employment and Change in Control Agreements

                 In October, 2000, Bancorp and the Bank entered into an agreement pursuant to which Charles F. Howell has been employed to serve as President and Chief Executive Officer of the Bank for a period of three years. Mr. Howell's base salary for the first year is fixed at $160,000 and will increase by $10,000 (or such larger amount as determined by the Board of Directors) for each subsequent year. The agreement provides for Mr. Howell to be awarded restricted stock valued at $48,000 on December 31, 2000 and valued at 30% of the preceding year's base salary under the agreement on December 31 of each of 2001, 2002 and 2003. These awards vest as to 25% on each of the first four anniversaries of the date of grant.

                 The agreement with Mr. Howell also contemplates the annual grant to Mr. Howell of options to purchase at least 10,000 shares of Common Stock in each year. The options would have an exercise price per share equal to the fair market value per share (as defined in the agreement) on the date of grant and will be exercisable for a period of ten years.

                 If Mr. Howell's employment is terminated for cause (as defined in the agreement) or because of his death or disability, all unvested restricted stock awards and options will be forfeited. In the event of Mr. Howell's termination of employment for any reason, including a termination following a change of control (as defined in the agreement), all restricted stock awards and options will vest immediately.

                 If Bancorp is not able to deliver restricted stock or options, Mr. Howell would be entitled to receive cash payments based on the fair market value of an equal number of shares on each date a portion of a restricted stock award would otherwise vest or the excess of the fair market value of a share which would otherwise be covered by a stock option on the date such option would have been granted over the fair market value of a share on a date selected by Mr. Howell. Mr. Howell will be entitled to receive cash payments in lieu of the restricted stock award and stock option grant which would otherwise have been made on December 31, 2000.

                 In connection with a change of control (as defined in the agreement), in addition to immediate vesting of all restricted stock awards and options, Mr. Howell would be entitled to receive a lump sum cash payment equal to two times the greater of Mr. Howell's then annual base salary, Mr. Howell's cash compensation from the Bank for services rendered for the last full calendar year immediately preceding the change of control, or Mr. Howell's average annual cash compensation for the two most recent taxable years ending before the date on which the change of control occurs.

                 The Bank has approved entering into a change of control agreement with Martin G. Noble pursuant to which Mr. Noble would be entitled to receive a lump sum cash payment if a change of control (as defined in the agreement) occurs while he is a full-time officer of the Bank or within six months following his termination of employment other than for cause (as defined in the agreement) or by reason of his death or disability. The amount of the payment would be equal to one year's base salary.

Options

                 During 2000, Bancorp did not grant options to any of the Named Executive Officers.

                 The following table sets forth information as to options exercised by the Named Executive Officers during 2000 and the option values as of December 31, 2000.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values [Update]

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SAR's at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In- the-Money Options/SAR's at FY-End ($) Exercisable/ Unexercisable

Angelo De Caro	--	--	--	--

Fred A. DeCaro, Jr.	--	--	34,000/0	0/0

Martin G. Noble	--	--	--	--

Marcus Zavattaro	--	--	--	--

Todd Brown	--	--	--	--

REPORT BY THE AUDIT, CREDIT REVIEW AND COMPLIANCE COMMITTEE

                 The Audit, Credit Review and Compliance Committee operates pursuant to a written charter adopted by Bancorp's Board of Directors on June 8, 2000, a copy of which is attached as Appendix A to this proxy statement.

                 The Board of Directors, in its business judgment, has determined that each of the members of the Audit, Credit Review and Compliance Committee is independent, as required by the applicable listing standards of the NASDAQ Stock Market, Inc.

                 In performing its function, the Audit, Credit Review and Compliance Committee has:

•	reviewed and discussed the audited financial statements of Bancorp as of and for the year ended December 31, 2000 with management and with McGladrey & Pullen, LLP, Bancorp's independent public accountants for 2000;
•	discussed with Bancorp's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect; and
•	received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with the independent auditors the independent auditors' independence. The Audit, Credit Review and Compliance Committee has considered whether the provision of non-audit services by the independent accountants to

Bancorp is compatible with maintaining the accountants' independence and has discussed with McGladrey & Pullen, LLP their independence.

                 Based on the foregoing review and discussions, the Audit, Credit Review and Compliance Committee recommended to the Board of Directors that Bancorp's audited financial statements be included in its Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

THE 2000 AUDIT, CREDIT REVIEW AND COMPLIANCE COMMITTEE Herbert A. Bregman, Chairman L. Morris Glucksman Michael Intrieri Richard Naclerio

Dated: April 18, 2001

                 THE REPORT OF THE AUDIT, CREDIT REVIEW AND COMPLIANCE COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT BANCORP SPECIFICALLY INCORPORATES IT BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED TO BE FILED UNDER SUCH ACTS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                 In the ordinary course of business, the Bank has made loans to officers and directors (including loans to members of their immediate families and loans to companies of which a director owns 10% or more). In the opinion of management, all of such loans were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral requirements, as those then prevailing for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                 In 1995, the Bank entered into a lease with 999 Bedford Street Corporation pursuant to which the Bank leases additional parking space for a remaining term of four years at an annual rent of $18,000. Messrs. Intrieri, Naclerio, Trovato and F. DeCaro each owns a 20.0% interest in 999 Bedford Street Corporation, Mr. Wolford owns a 5.0% interest and Mr. Kantzas owns a 0.5% interest in such corporation. In the opinion of a committee of the Board of Directors of the Bank, none of whom was a director, officer or shareholder of 999 Bedford Street Corporation, the rent payable by the Bank was not, as of the date the lease was entered into, more than fair market value based on the prices of comparable parking facilities in the area. The lease between the Bank and 999 Bedford Street Corporation was approved by the Board of Directors of the Bank, including a majority of the directors who are disinterested with respect to such lease.

                 The Bank has entered into a sublease with one of its directors, L. Morris Glucksman, Esq., for approximately 1,100 square feet of space in the building at 900 Bedford Street at a rental rate equal to the rental rate paid from time to time by the Bank. The term of the sublease with Mr. Glucksman expires in 2004.

PROPOSAL 2.
RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

                 The Board of Directors of Bancorp has selected McGladrey & Pullen, LLP, independent accountants, to audit the books, records and accounts of Bancorp for the year ending December 31, 2001. In accordance with a resolution of the Board of Directors, this selection is being presented to the shareholders for ratification at the Annual Meeting.

                 The firm of McGladrey & Pullen, LLP has served as independent accountants of Bancorp since its organization and is considered to be well qualified. Bancorp has been advised by McGladrey & Pullen, LLP that it has no direct financial interest nor any material indirect financial interest in Bancorp other than that arising from the firm's employment as independent accountants.

                 If the shareholders do not ratify the selection of McGladrey & Pullen, LLP, the selection of independent accountants will be reconsidered by the Board of Directors.

                 The Board of Directors recommends that you vote "FOR" Proposal 2.

INDEPENDENT AUDITORS

                 The auditors of Bancorp are McGladrey & Pullen, LLP. McGladrey & Pullen, LLP performs both audit and non-audit professional services for and on behalf of Bancorp. During 2000, the audit services included an audit of the consolidated financial statements of Bancorp and a review of certain filings with the Securities and Exchange Commission. All professional services rendered by McGladrey & Pullen, LLP during 2000 were furnished at customary rates and terms.

                 The following table sets forth information regarding the aggregate fees for services rendered by McGladrey & Pullen, LLP for the fiscal year ended December 31, 2000:

Audit Fees	$93,003
Financial Information Systems Design and Implementation Fees	$ --
All Other Fees	$31,377

                 Representatives of McGladrey & Pullen, LLP will be present at the Annual Meeting and will be provided the opportunity to make a statement and to respond to appropriate questions which may be asked by shareholders.

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

                 Any shareholder who intends to present a proposal at the Annual Meeting of Shareholders to be held in 2002 is advised that, in order for such proposal to be included in the Board of Directors' proxy material for such meeting, the proposal must be received by Bancorp at its principal executive office no later than January 8, 2002 directed to Angelo De Caro, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901.

                 If any shareholder proposes to make any proposal at the 2002 Annual Meeting which proposal will not be included in Bancorp's proxy statement for such meeting, such proposal must be received by March 20, 2002 to be considered timely for purposes of Rule 14a-4(c) under the Securities Exchange Act of 1934 (the "Exchange Act"). The form of proxy distributed by the Board of Directors for such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the meeting will provide advice on the nature of the matter and how Bancorp intends to exercise its discretion to vote on each such matter.

COST OF SOLICITATION

                 Bancorp will bear the cost of preparing, assembling and mailing the notice, proxy statement and proxy for the Annual Meeting. Solicitation of proxies will be primarily through the use of the mails, but regular employees of Bancorp may solicit proxies by personal contact, by telephone or by telegraph without additional remuneration therefor. Banks, brokerage houses and other institutions, nominees or fiduciaries will be notified and supplied with sufficient copies of proxies, proxy soliciting material and annual reports in order to obtain authorization for the execution of proxies by their beneficial holders. Bancorp will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to their beneficial holders. All expenses associated with the solicitation of proxies in the form enclosed will be borne by Bancorp.

OTHER MATTERS

                 As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be voted upon at the Annual Meeting. Because Bancorp did not receive advance notice of any shareholder proposal in accordance with the time limit specified in Rule 14a-4(c) under the Exchange Act, it will have discretionary authority to vote on any shareholder proposal presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment on such matters.

ANNUAL REPORT ON FORM 10-KSB

                 BANCORP, UPON WRITTEN REQUEST, WILL PROVIDE WITHOUT CHARGE TO EACH PERSON ENTITLED TO VOTE AT THE ANNUAL MEETING A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2000, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. WRITTEN REQUESTS MUST BE DIRECTED TO:

Robert F. O'Connell Patriot National Bancorp, Inc. 900 Bedford Street Stamford, Connecticut 06901

COPIES OF SAID ANNUAL REPORT ON FORM 10-KSB WILL NOT INCLUDE THE EXHIBITS THERETO, BUT WILL INCLUDE A LIST DESCRIBING THE EXHIBITS NOT INCLUDED, COPIES OF WHICH WILL BE AVAILABLE AT A COST OF ONE DOLLAR PER PAGE.

By Order of the Board of Directors

Stamford, Connecticut April 30, 2001	ANGELO DE CARO President and Chief Executive Officer

APPENDIX A

PATRIOT NATIONAL BANCORP, INC.
AUDIT, CREDIT REVIEW AND COMPLIANCE COMMITTEE CHARTER
(As of June 8, 2000)

Purpose

             The purpose of the Audit Committee is to provide oversight and act as a liaison to the Board of Directors of Patriot National Bancorp, Inc. and Patriot National Bank (together referred to as the  “Company”)  regarding audit issues. The Committee recommends engagement of the independent auditors, reviews the arrangement and scope of the audit, considers comments made by the independent auditors regarding internal accounting controls, oversees the internal auditing function, reviews internal accounting procedures and controls with the Company's financial staff and reviews non-audit services provided by the independent auditors.

Responsibilities of Audit Committee

  Review the adequacy of the Company's system of internal control

  Review the activities, organizational structure and qualifications of the internal audit function

  Annually review the independent auditors' proposed audit scope and approach

  Conduct a post-audit review of the consolidated financial statements and audit findings. Including any significant suggestions for improvement provided to management by the independent auditors

  Review the performance of the independent auditors

  Review the independent auditors' fee arrangements

  Review management's monitoring of compliance with the Company's Code of Responsibility

  If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist

  Perform other oversight functions as requested by the board of directors of the Company

Reporting Responsibilities

  Reports to the board of directors of the Company

  Lines of communication with management , the independent auditors and the internal auditors (including private meetings)

Audit Committee Membership

             Membership on the Audit Committee will be in accordance with Nasdaq's independent directors and audit committee standards. There will be a minimum of three independent directors, including the chairman. A director will not be considered "independent" and not qualify for membership, if, among other thing's, he or she has:

  Been employed by the Company or its affiliates in the current or past three years

A-1

  Accepted any compensation from the Company or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation)

  An immediate family member who is, or has been in the past three years, employed by the Company or its affiliates as an executive officer

  Been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company's securities) that exceed five percent of the organization's consolidated gross revenues for the year, or $200,000, whichever is more, in any of the past three years

  Been employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee

             All directors must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. At least one director must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

             Under exceptional and limited circumstances the Audit Committee may be comprised of one non-independent director. Should a non-independent director serve on the Audit Committee, the board of directors of the Company must determine that it is in the best interests of the Company and its shareholders, and the reason for the determination will be disclosed in the next annual proxy statement.

Meetings

             Generally, the Audit Committee will meet at least quarterly and will submit the minutes of their meeting at the next scheduled meeting of the board of directors of the Company. These meetings should include management, the internal auditors, independent auditors (when deemed appropriate) and others, as necessary, and cover topics such as:

  The scope of the internal audit department's activities, their annual internal audit plan and follow-up on any completed internal audit reports

  Plans for addressing possible conflict of interest situations

  Review of management's procedures for monitoring compliance with Company policies

  Any material litigation and matters that have an impact on the financial statements

             Before the commencement of the annual audit, the Audit Committee should meet with the independent auditors and management and review:

  The audit approach and scope of examination

  Any significant planned changes in the Company's accounting principles, policies and practices

  Recent developments in accounting principles or reporting practices that may affect the Company

  Special areas needing attention

A-2

             As soon as possible after the annual audit, the Audit Committee should meet with the independent auditors and management and review:

  The consolidated financial statements to be included in the annual report and in other publicly filed documents

  The independent auditors' findings, including significant resolved or unresolved problems

  The independent auditors' comments on internal controls, as well as management's response to these comments

  The financial reporting process, including interim financial reporting

  The committee's recommendation to the full board of directors of the Company on the appointment of the independent auditors

  Other services the independent auditors are providing

Internal Audit Function

             Internal auditors play an important role in the financial reporting process. To be most effective, the internal audit department should have the support of both management and the board of directors of the Company (through its Audit Committee).

             Internal auditing activities of particular emphasis will include:

  Reviewing compliance with Company policies and procedures at all levels

  Reviewing operations to evaluate the effectiveness of the internal control systems, including controls over computerized systems

  Evaluating the effectiveness of management's proposed actions to correct internal control deficiencies

  Recommending operational improvements, which have the potential to increase profits

  Evaluating the effectiveness of the physical protection of assets and the security of data

  Verifying account balances

  Making special examination into such areas as illegal payment, defalcations or conflicts of interests

  Working with independent auditors

             It is important that the Audit Committee have contact with internal auditors. The head internal auditor should attend all audit committee meetings. The Audit Committee will oversee the internal audit function and its activities by approving annually:

  Written job descriptions for internal auditors

  The internal audit plan, which includes the manner in which it plans its activities and a list of projects planned

A-3

  A report on the internal audit activities for the year (or by quarter) which includes a list of projects completed, projects in process and selected audit findings

  A description of the progress for ensuring that management takes the appropriate corrective of action on the suggestions made in the internal audit reports

  An analysis of open audit findings, categorized by age and significance

  Plans for recruiting and training personnel

  Reports on planned changes in the internal audit function

A-4

REVOCABLE PROXY
PATRIOT NATIONAL BANCORP, INC.

[X]    PLEASE MARK VOTES
          AS IN THIS EXAMPLE

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 20, 2001

     The undersigned hereby appoints Herbert A. Bregman, L. Morris Glucksman and Richard Naclerio, and each of them, as proxies for the undersigned with full powers of substitution to vote all shares of the Common Stock, par value $2.00 (the "Common Stock"), of Patriot National Bancorp, Inc. ("Bancorp") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Bancorp to be held at The Hyatt Regency, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, at 9:00 A.M., on June 20, 2001 or any adjournment thereof as follows:

                                                                         For All
                                                  For    Withhold   Except
1.     Election of directors.               [_]        [_]        [_]
Proposal to elect the persons
listed below as directors of
Bancorp.

Herbert A. Bregman, Angelo De Caro, Fred A. DeCaro, Jr., John A. Geoghegan, L. Morris Glucksman, Charles F. Howell, Michael Intrieri, Richard Naclerio, Paul C. Settelmeyer, Salvatore Trovato and Philip W. Wolford

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name(s) in the space provided below.

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.	For All For Withhold Except 2. Proposal to ratify the [_] [_] [_] appointment of McGladrey & Pullen, LLP as independent accountants for the year ending December 31, 2001.

Please be sure to sign and date Date: Date this Proxy in the box below. Shareholder sign above Co-holder (if any) sign above

    In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

To help our preparations for the meeting,
please check here if you plan to attend.      [__]

----------------------------------------------------------------------------------------------------
Detach above card, sign, date and mail in postage paid envelope provided
PATRIOT NATIONAL BANCORP, INC.

PLEASE ACT PROMPTLY
MARK, SIGN, DATE & MAIL YOUR PROXY CARD TODAY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2. THE VOTES ENTITLED TO BE CAST BY THE SHAREHOLDER WILL BE DIVIDED AMONG THE NOMINEES FOR WHOM THE PROXIES ARE AUTHORIZED TO VOTE IN SUCH MANNER AS MAY BE DETERMINED BY THE PROXIES. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or for a corporation, please give your full title as such. If shares are owned jointly, both owners should sign.